Exhibit 10.1

EXECUTION VERSION

This FIRST AMENDMENT, dated as of June 5, 2017 (this “Amendment Agreement”), to that certain Credit Agreement, dated as of June 24, 2014 (as amended from time to time prior to the date hereof, the “Existing Credit Agreement”; capitalized terms used in this sentence without definition shall have the respective meanings given to them in such Existing Credit Agreement), is made by and among Rayonier A.M. Products Inc., as Borrower (the “Borrower”), Rayonier Advanced Materials Inc., as Designated Borrower, Holdings and as a Guarantor (“Holdings”), the Subsidiary Loan Parties from time to time party thereto, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent and collateral agent (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Amended Credit Agreement (as defined below) and used herein shall have the meanings given to them in the Amended Credit Agreement.

WHEREAS, the Borrower has requested certain amendments to (i) the Existing Credit Agreement and (ii) the Deed to Secure Debt, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Georgia), dated as of October 17, 2014 (the “Jesup Facility Mortgage”), by and from Rayonier Performance Fibers, LLC (“Performance Fibers”) to Administrative Agent;

WHEREAS, in order to effect the foregoing, (i) Holdings, the Borrower and the other parties hereto (including Lenders constituting the “Required Lenders” under, and in each case as defined in, the Existing Credit Agreement) desire to amend, as of the Amendment Effective Date (as defined below), the Existing Credit Agreement, subject to the terms and conditions set forth herein and (ii) Performance Fibers and the other parties hereto (including Lenders constituting the Required Lenders under, and in each case as defined in, the Existing Credit Agreement) desire to approve and authorize an amendment to the Jesup Facility Mortgage, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendment of the Existing Credit Agreement. Effective as of the Amendment Effective Date, the Existing Credit Agreement and all schedules and exhibits thereto are hereby amended (the Existing Credit Agreement as amended by the Amendments (as defined below), the “Amended Credit Agreement”) to:

(a) insert the following additional definitions in Section 1.01 of the Existing Credit Agreement (in their appropriate alphabetical order):

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Escrowed Proceeds” means any funds constituting the aggregate cash proceeds from an issuance of term B Incremental Term Loans, incurred in connection with the Tembec Transactions, to the extent that such funds have been deposited into an escrow account pursuant to customary escrow arrangements pending consummation of the Tembec Transactions.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Other Term B Loans” means any (i) Other Term Loans, structured as incremental term “B” loans incurred under this Agreement to finance the Tembec Transactions, or (ii) Other Term Loans that (x) are structured for sale to institutional investors and (y) have an average annual mandatory amortization payment (calculated over the stated term of such Other Term Loans) equal to or less than 5.0% per annum, including in each case, any Permitted Refinancing Indebtedness in respect of Other Term B Loans that would constitute Other Term B Loans under the preceding clause (ii) of this definition.

“Tembec” means Tembec Inc., a corporation continued and existing under the laws of Canada.

“Tembec Arrangement Agreement” means the Arrangement Agreement, dated as of the Tembec Arrangement Agreement Signing Date, between Holdings and Tembec, as amended, restated or otherwise modified from time to time.

“Tembec Arrangement Agreement Signing Date” means May 24, 2017.

“Tembec Transactions” means the acquisition by Holdings of up to all of the outstanding common shares of Tembec pursuant to the Tembec Arrangement Agreement, the financing transactions in connection therewith, the repayment, redemption, discharge and/or other satisfaction of certain existing indebtedness of Tembec and/or its subsidiaries and the payment of fees, costs and expenses in connection with the foregoing.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b) replace clause (iv) of the definition of “Defaulting Lender” in Section 1.01 of the Existing Credit Agreement as follows:

“(iv) has, or has a direct or indirect parent company that has (A) become insolvent, or become generally unable to pay its debts as they become due, or admitted in writing its inability to pay its debts as they become due, or made a general assignment for the benefit of its creditors, (B) become the subject of a proceeding under any Debtor Relief Law, (C) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (D) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender”.

(c) replace clause (1) of the definition of “Incremental Amount” in Section 1.01 of the Existing Credit Agreement as follows:

“(1) the greater of (i) the excess, if any, of (A) $350,000,000 minus (B) (x) the aggregate amount of Incremental Commitments established pursuant to Section 2.15 and (y) the aggregate issued amount of Incremental Notes issued pursuant to Section 2.15 and (ii) any amounts so long as immediately after giving effect to the establishment of commitments in respect thereof (and assuming any such Incremental Revolving Facility Commitments are fully drawn) and the use of the proceeds of the loans thereunder, (x) during any Collateral Suspension Period, the Total Net Leverage Ratio (tested on a Pro Forma Basis only on the date of the initial incurrence of the applicable Incremental Facility) does not exceed 3.50:1.00 and (y) at any other time, the Total Net Senior First Lien Secured Leverage Ratio (tested on a Pro Forma Basis only on the date of the initial incurrence of the applicable Incremental Facility) does not exceed 3.00:1.00 (it being understood and agreed that in the event that any tranche of Incremental Term Loans is used to finance the Tembec Transactions, the foregoing subclause (ii) shall be determined and tested solely as of the Tembec Arrangement Agreement Signing Date, so long as the aggregate principal amount of all tranches of Incremental Term Loans incurred to finance, or otherwise in connection with, the Tembec Transactions does not exceed $450,000,000; plus”.

(d) replace the definition of “Senior First Lien Secured Net Debt” in Section 1.01 of the Existing Credit Agreement as follows:

““Senior First Lien Secured Net Debt” at any date means (i) the remainder of (A) the aggregate principal amount of Consolidated Debt of Holdings and its Subsidiaries outstanding at such date that is then secured by Liens on all or any portion of the assets of Holdings and its Subsidiaries, less (B) the aggregate principal amount of Consolidated Debt of Holdings and its Subsidiaries outstanding at such date that is then secured only by Liens on the Collateral that are junior or subordinated to the Liens securing the Finance Obligations (other than any Obligations, including Incremental Loans or Refinancing Debt, secured by Liens that are junior in right of security to the Liens on Collateral securing any other Facility), less (ii) up to $100,000,000 of Unrestricted Cash as of such date, and less (iii) solely in connection with (and prior to the consummation of) the Tembec Transactions, the aggregate amount of the Escrowed Proceeds held in accordance with the definition thereof.”.

(e) replace the definition of “Total Net Leverage Ratio” in Section 1.01 of the Existing Credit Agreement as follows:

““Total Net Leverage Ratio” means, on any date, the ratio, calculated on a Pro Forma Basis, of (i) (x) the aggregate principal amount of Consolidated Debt of Holdings and its Subsidiaries outstanding at such date, less (y) up to $100,000,000 of Unrestricted Cash as of such date, and less (z) solely in connection with (and prior to the consummation of) the Tembec Transactions, the aggregate amount of the Escrowed Proceeds held in accordance with the definition thereof, to (ii) EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of Holdings have been delivered to the Administrative Agent, all determined on a consolidated basis in accordance with GAAP.”.

(f) in Section 2.15(a) of the Existing Credit Agreement, replace the words “Incremental Term Commitment” with the words “Incremental Term Loan Commitments”.

(g) replace clause (b)(iii) of Section 2.15 of the Existing Credit Agreement as follows:

“(iii) the weighted average life to maturity of any Other Term Loans shall be no shorter than the remaining weighted average life to maturity of the Term A-2 Loans (it being understood and agreed that in the event that any tranche of Incremental Term Loans with terms requiring amortization payments not in excess of 10.0% per annum is used to finance the Tembec Transactions, then solely with respect to such Incremental Term Loans this clause shall not apply);”.

(h) replace the second sentence of Section 2.17(a)(iv) of the Existing Credit Agreement as follows:

“Subject to Section 11.26, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non Defaulting Lender as a result of such Non Defaulting Lender’s increased exposure following such reallocation.”.

(i) add the following language at the immediate end of clause (c) of Section 6.10:

“Notwithstanding the foregoing, the Collateral Agent shall not enter into any Mortgage in respect of any Real Property of any Loan Party that is not subject to a Mortgage as of the Closing Date prior to the date that is 20 Business Days after the date on which the Collateral Agent has made available to the Lenders (which may be delivered electronically) the following documents in respect of such Real Property: (i) a completed life of loan flood hazard determination from a third party vendor; (ii) if such Real Property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Party of that fact and (if applicable) notification to the applicable Loan Party that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Party of such notice; and (iii) if such notice is required to be provided to the applicable Loan Party and flood insurance is available in the community in which such Real Property is located, evidence of required flood insurance with respect to such Real Property in an amount and otherwise in compliance with all applicable flood insurance laws and regulations.”.

(j) replace clause (gg) of Section 7.02 of the Existing Credit Agreement as follows:

“Liens on or in respect of any amounts held by a trustee or other escrow agent under any indenture or other debt agreement issued or funded in escrow in connection with the consummation of the Tembec Transactions pursuant to customary escrow arrangements that are reasonably acceptable to the Administrative Agent, pending the release thereof;”.

(k) replace clause (dd) of Section 7.04 of the Existing Credit Agreement as follows:

“(dd) additional Investments; provided, that at the time of such Investment and after giving full effect thereto, (A) no Event of Default shall have occurred and be continuing or would result therefrom, (B) (x) during any Collateral Suspension period, the Total Net Leverage Ratio shall not be in excess of 3.50:1.00 on a Pro Forma Basis and (y) at any other time, the Total Net Leverage Ratio shall not be in excess of 4.00:1.00 on a Pro Forma Basis and (C) the Total Net Senior First Lien Secured Leverage Ratio shall not be in excess of 3.00:1.00 on a Pro Forma Basis (it being understood and agreed that in connection with the consummation of the Tembec Transactions, the determinations required pursuant to subclauses (B) and (C) of the first proviso to this Section 7.04(dd) shall be made solely as of the Tembec Arrangement Agreement Signing Date); provided, that any

Investments made in reliance of this Section 7.04(dd) (including any Investments made pursuant to clause (viii)(c) of the definition of “Permitted Business Acquisition”) shall reduce the Cumulative Credit in an amount equal to the amount of such Investment; provided, further, that the Cumulative Credit shall not be reduced below zero as a result thereof;”.

(l) replace the first sentence of Section 11.23(a) of the Existing Credit Agreement as follows:

“At such time as Holdings has achieved the Collateral Suspension Ratings Level, and so long as (x) there are no Other Term B Loans outstanding and (y) no Event of Default shall have occurred and be continuing, Holdings shall have the right, which may be exercised by written notice to the Administrative Agent, to require that the Collateral be released from any security interest created by the Loan Documents.”.

(m) add the following new Section 11.26 at the immediate end of Article XI of the Existing Credit Agreement as follows:

“Section 11.26 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”.

The insertions, deletions, replacements, amendments and other modifications set forth in the immediately preceding clauses (a) – (m) are referred to collectively as the “Amendments”.

Section 2. Consent to Amendment of Jesup Facility Mortgage. Performance Fibers and the Lenders party hereto, constituting the Required Lenders, hereby agree that the Jesup Facility Mortgage may be amended pursuant to an amendment, in form and substance reasonably satisfactory to Performance Fibers and the Administrative Agent, to release from the Jesup Facility Mortgage (and from any Liens granted pursuant thereto) (i) certain structures (“Excluded Improvements”) located at the Jesup Facility, as described on Schedule I-A hereto, (ii) certain fixtures located at the Jesup Facility, as described on Schedule I-B hereto, and (iii) certain personalty located at the Jesup Facility, as described on Schedule I-C hereto, and such Required Lenders hereby authorize the Administrative Agent to enter into such an amendment on or after the date hereof (and to execute any other agreements, instruments, releases or other documents, and take any other related actions, as it may determine to be reasonably necessary or advisable) to effect such releases.

Section 3. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment Agreement, each of Holdings, the Borrower and each other Guarantor hereby represents and warrants to the Administrative Agent and the Lenders on the date hereof that:

(a) Each of Holdings, the Borrower and each other Guarantor has the power and authority to execute and deliver this Amendment Agreement, and to perform their respective obligations hereunder and under the Amended Credit Agreement. The execution and delivery by each of Holdings, the Borrower and each other Guarantor of this Amendment Agreement, and the performance of their respective obligations hereunder and under the Amended Credit Agreement, have been duly authorized by all necessary corporate, stockholder, partnership or limited liability company action, and this Amendment Agreement and the Amended Credit Agreement each constitute a legal, valid and binding obligation of each of Holdings, the Borrower and each other Guarantor enforceable against it in accordance with its respective terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(b) As of the Amendment Effective Date, no Event of Default or Default shall have occurred and be continuing or would result from this Amendment Agreement or the Amended Credit Agreement, or any transactions contemplated hereby or thereby.

(c) Each of the representations and warranties of Holdings, the Borrower and each other Guarantor contained in Article IV of the Amended Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects.

Section 4. Effectiveness of this Amendment Agreement and the Amended Credit Agreement. The effectiveness of this Amendment Agreement, the amendment of the Existing Credit Agreement set forth herein, and the approval and authorization with respect to the amendment of the Jesup Facility Mortgage set forth herein are all subject to the satisfaction of the following conditions precedent (the date on which all of such conditions shall first be satisfied (or waived), which in the case of clause (b) may be substantially concurrent with the satisfaction of the other conditions specified below, the “Amendment Effective Date”):

(a) The Administrative Agent’s (or its counsel’s) receipt of the following:

(i) either (x) a counterpart of this Amendment Agreement signed on behalf of each party hereto (including, in all events, the Loan Parties, the Administrative Agent and Lenders comprising at least the Required Lenders (as defined in the Existing Credit Agreement)) or (y) customary written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Amendment Agreement) that such party has signed a counterpart of this Amendment Agreement; and

(ii) an officer’s certificate signed by a Responsible Officer of the Borrower certifying as to the matters set forth in Section 3(b) and 3(c) hereof; and

(b) the Borrower shall have paid all fees, costs and expenses due and payable to the Administrative Agent, for itself and on behalf of the Lenders, and its counsel on the Amendment Effective Date for which the Borrower has received an invoice (provided that such invoice may reflect an estimate and/or only costs processed to date and shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent, including with respect to fees, costs or expenses incurred prior to the Amendment Effective Date).

Section 5. Effect of Amendment. (a) Except as expressly set forth herein or in the Amended Credit Agreement, this Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document, all of which, subject to the terms of the Amended Credit Agreement, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Holdings and the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, Amended Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Amended Credit Agreement. This Amendment Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

Section 6. Governing Law. THIS AMENDMENT AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

Section 7. Counterparts. This Amendment Agreement may be executed in any number of counterparts (and by different parties hereto in separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment Agreement by telecopy or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 8. Headings. Section headings in this Amendment Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Amendment Agreement.

[Remainder of page intentionally blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date first written above.

RAYONIER A.M. PRODUCTS INC.,
as Borrower

By:	/s/ Frank A. Ruperto
Name: Frank A. Ruperto
Title: Senior Vice President

RAYONIER ADVANCED MATERIALS INC.,
as Holdings, as the Designated Borrower and as a Guarantor

By:	/s/ Frank A. Ruperto
Name: Frank A. Ruperto
Title: Chief Financial Officer and Senior Vice President, Finance and Strategy

[Signature Page to First Amendment]

RAYONIER A.M. SALES AND TECHNOLOGY INC.

RAYONIER PERFORMANCE FIBERS, LLC

RAYONIER A.M. PROPERTIES LLC

RAYONIER A.M. CHINA LIMITED

RAYONIER ADVANCED MATERIALS INDUSTRIES LTD.

RAYONIER A.M. FAR EAST LTD.,

as Guarantor

By:	/s/ Paul G. Boynton
Name: Paul G. Boynton
Title: President

SOUTHERN WOOD PIEDMONT COMPANY,
as Guarantor

By:	/s/ William R. Manzer
Name: William R. Manzer
Title: President

[Signature Page to First Amendment]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Darleen R. DiGrazia
Name: Darleen R. DiGrazia
Title: Vice President

[Signature Page to First Amendment]

BANK OF AMERICA, N.A., as an L/C Issuer, as Swing Line Lender and as a Lender

By:	/s/ Mark Halmrast
Name: Mark Halmrast
Title: Managing Director

[Signature Page to First Amendment]

WELLS FARGO BANK N.A., as a Lender

By:	/s/ Dennis Spencer
Name: Dennis Spencer
Title: Senior Vice President

[Signature Page to First Amendment]

COBANK, ACB, as an L/C Issuer

By:	/s/ Zachary Carpenter
Name: Zachary Carpenter
Title: Vice President

[Signature Page to First Amendment]

COBANK, FCB, as a Lender

By:	/s/ Zachary Carpenter
Name: Zachary Carpenter
Title: Vice President

[Signature Page to First Amendment]

AMERICAN AGCREDIT, FLCA, as a Voting Participant

By:	/s/ Michael J. Balok
Name: Michael J. Balok
Title: Vice President

[Signature Page to First Amendment]

FARM CREDIT BANK OF TEXAS, as a Voting Participant

By:	/s/ Luis M. H. Requejo
Name: Luis M. H. Requejo
Title: Director Capital Markets

[Signature Page to First Amendment]

FARM CREDIT WEST, FLCA as a Voting Participant

By:	/s/ Robert Stornetta
Name: Robert Stornetta
Title: Vice President

[Signature Page to First Amendment]

FARM CREDIT EAST, ACA as a Voting Participant

By:	/s/ Kerri Sears
Name: Kerri Sears
Title: Vice President

[Signature Page to First Amendment]

NORTHWEST FARM CREDIT SERVICES, FLCA as a Voting Participant

By:	/s/ Jeremy VanderVegt
Name: Jeremy VanderVegt
Title: Vice President

[Signature Page to First Amendment]

FARM CREDIT OF FLORIDA, ACA, as a Lender

By:	Michael W. Zolkos
Name: Michael W. Zolkos
Title: Cap. Mkts. Officer

[Signature Page to First Amendment]

AGFIRST FARM CREDIT BANK, as a Voting Participant

By:	/s/ Matthew H Jeffords
Name: Matthew H Jeffords
Title: Vice President

[Signature Page to First Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Christopher Day
Name: Christopher Day
Title: Authorized Signatory

By:	/s/ Joan Park
Name: Joan Park
Title: Authorized Signatory

[Signature Page to First Amendment]

DNB CAPITAL LLC, as a Lender

By:	/s/ Kristie Li
Name: Kristie Li
Title: Senior Vice President

By:	/s/ Thomas Tangen
Name: Thomas Tangen
Title: Senior Vice President Head of Healthcare

[Signature Page to First Amendment]

SUNTRUST BANK, as a Lender

By:	/s/ Chris Hursey
Name: Chris Hursey
Title: Director

[Signature Page to First Amendment]

TD BANK N.A., as a Lender

By:	/s/ Michele Dragonetti
Name: Michele Dragonetti
Title: Senior Vice President

[Signature Page to First Amendment]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jonathan F. Lindvall
Name: Jonathan F. Lindvall
Title: Senior Vice President

[Signature Page to First Amendment]

Schedule I-A

Jesup Facility Mortgage – Excluded Improvements

The buildings, structures, and improvements known as the Lagoon Substation and the Strong Lagoon Substation, located on the Land (as defined in the Jesup Facility Mortgage), both having an address at 4470 Savannah Highway, Jesup, Georgia 31545, as referred to and more particularly described in the Standard Flood Hazard Determination Forms (Flood Certificate #1705347515 and #1705296339, both prepared by CoreLogic Flood Services).

[See Exhibit A attached to this Amendment Agreement for the Standard Flood Hazard Determination Forms]

Schedule I-B

Jesup Facility Mortgage – Excluded Fixtures

All fixtures, materials, supplies, equipment, systems, machinery, apparatus, furniture, furnishings, appliances and other items of personal property now owned or hereafter acquired by Grantor (as defined in the Jesup Facility Mortgage) and now or hereafter attached to, installed in, situated in, on or about or used in connection with any of the Excluded Improvements.

[See Exhibit A attached to this Amendment Agreement for the Standard Flood Hazard Determination Forms]

Schedule I-C

Jesup Facility Mortgage – Excluded Personalty

All right, title and interest of Grantor (as defined in the Jesup Facility Mortgage) in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined in the Deed to Secure Debt (as defined in the Jesup Facility Mortgage)), now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Excluded Improvements.

[See Exhibit A attached to this Amendment Agreement for the Standard Flood Hazard Determination Forms]

Exhibit A

Standard Flood Hazard Determination Forms

[On file with the Administrative Agent]